                                                             EXHIBIT 99.26(D)(4)

ALLOCATION OPTIONS FOR VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS

                                                                          (LOGO)

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company

Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098

                                  INSTRUCTIONS

THIS FORM IS TO BE COMPLETED BY THE POLICYOWNER OR THE LICENSED REPRESENTATIVE.

..     For VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS PRODUCTS:

      .     ACCOUNT ALLOCATIONS - SECTION A

            .     Complete Section A for Net Premium % (required).

            .     Complete Section A for Monthly Charges (optional).

                  .     Select one of the Monthly Charge Allocations boxes.

      . Information on Monthly Charge Allocations for Variable Universal Life with Indexed Options:

            . If Monthly Charge Allocations are not requested, charges will be taken as defined in the contract.

            . If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed as defined in the contract until the date the premium is applied.

      . Complete Section A for Loan Allocations (optional for Fixed Interest Rate Loans only).

            . You must submit a Policy Service Request form to request a loan.

            .     Fixed interest rate loans: You may choose the allocations.

            . Variable interest rate loans: Specific loan allocations are not available.

..     DOLLAR COST AVERAGING (DCA) - SECTION B

      .     Complete Section B for Dollar Cost Averaging.

            .     Select one of the Dollar Cost Averaging boxes.

      . Information on how DCA works for our Variable Universal Life with Indexed Options:

            . If you request a Dollar Cost Averaging (DCA) arrangement for premium on the policy, that net premium will be deposited in the Guaranteed Interest Account.

            . On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the Guaranteed Interest Account (designated for DCA) will be transferred out of the Guaranteed Interest Account and into the current account allocations.

            . These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the Guaranteed Interest Account (designated for DCA) is zero.

..     REBALANCING - SECTION C

      .     Complete Section C to request a Rebalance.

            .     Select the Rebalance box(s) to indicate your request.

            . Complete numer one with the accounts and percentages you want to rebalance TO.

            . Complete questions 1-4 for a systematic rebalance, or a change to an existing rebalance arrangement.

      . Information on how does Rebalance works for our Variable Universal Life with Indexed Options:

            . A Rebalance for Variable Universal Life with Indexed Options will rebalance ALL of the accumulation value in the variable sub-accounts and guaranteed interest account only.

            . Accumulation value in the indexed accounts will not be included in the rebalance FROM accounts.

            . All available accounts (including the indexed accounts) can be requested in the TO accounts of the rebalance.

..     TRANSFERS - SECTION D

      .     Complete Section D to request a Transfer.

            .     Select the Transfer box(s) to indicate your request.

            . Complete questions 5-7 for a systematic transfer, or a change to an existing transfer arrangement.

            . Complete one chart under Transfer Allocations (8). There are separate charts for transfers FROM the variable sub-accounts, and transfers FROM the indexed accounts. These must be requested separately.

      . Information on transfers from the indexed accounts for our Variable Universal Life with Indexed Options:

            . Transfers from fixed indexed accounts will always affect all segments within that fixed indexed account.

            . The value in each indexed segment will be transferred on the segment term date.

SEE YOUR PROSPECTUS FOR MORE INFORMATION REGARDING ALLOCATIONS, FIXED AND VARIABLE LOAN INTEREST RATES, FIXED INDEXED ACCOUNTS, REBALANCE AND TRANSFERS.

F78622  Rev 5-2016

ALLOCATION OPTIONS FOR VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS PRODUCTS

[ ] Policy Number (for existing policies)   Insured name     Owner name (if different from insured)   Date            Firm/rep code
[ ] Census Number

             VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS PRODUCTS
     This transaction was initiated by: [ ] Policyowner [ ] Representative

A. ACCOUNT ALLOCATIONS

..     Select Net Premium Allocations. Allocations must be in increments of 1%;
      minimum is 1%. Allocations must total 100%.

..     Check one for Monthly Charge Allocations:

      [ ] Request to assess Monthly Charge Allocations from specific accounts
          (indicate below).
      [ ] Request the same Monthly Charge Allocations as the Net Premium
          Selection.
      [ ] Request to cancel existing Monthly Charge Allocations.

                                                                 NET      MONTHLY
                  ACCOUNT OPTIONS                             PREMIUM %  CHARGES%  LOAN %
Guaranteed Interest Account
AB VPS Dynamic Asset Allocation
Franklin Small Cap Value VIP Fund
Ivy Funds VIP Asset Strategy
Ivy Funds VIP Pathfinder Moderate-Mgd Vol
MFS(R) VIT II International Value
Morningstar Aggressive Growth ETF Asset Allocation Portfolio
Morningstar Balanced ETF Asset Allocation Portfolio
Morningstar Conservative ETF Asset Allocation Portfolio
Morningstar Growth ETF Asset Allocation Portfolio
Morningstar Income & Growth ETF Asset Allocation Portfolio
PIMCO VIT Global Diversified Allocation
SFT Advantus Bond Fund
SFT ADVANTUS DYNAMIC MANAGED VOLATILITY FUND
SFT Advantus Index 400 Mid-Cap Fund
SFT ADVANTUS INDEX 500 FUND
SFT ADVANTUS MANAGED VOLATILITY EQUITY FUND
SFT Advantus Real Estate Securities Fund
SFT Ivy Growth Fund
SFT Ivy Small Cap Growth Fund
SFT Pyramis(R) Core Equity Fund
SFT T. Rowe Price Value Fund
TOPS(R) Managed Risk Flex ETF Portfolio
Vanguard(R) VIF International
Vanguard(R) VIF Small Company Growth

                                                                 NET      MONTHLY
             INDEXED ACCOUNT OPTIONS                          PREMIUM %  CHARGES%  LOAN %
Index A: S&P 500(R)/1/ 100% Participation
Index B: S&P 500(R)/1/ 140% Participation
Optimizer 1: S&P 500(R)/1/ 100% Participation
Optimizer 2: S&P 500(R)/1/ Participation Rate - Can vary
between 50% to 100%. Please review your prospectus.

F78622 Rev 5-2016                                               1 Minnesota Life

B. DOLLAR COST AVERAGING (DCA) OF PREMIUM

[ ] Dollar Cost Average initial premium. (Internal and external 1035 premium will also be Dollar Cost Averaged)
[ ] Dollar Cost Average one-time premium of $____________________ (payment enclosed).
[ ] Dollar Cost Average all future premiums. (Not available for monthly premium payment).
[ ] Dollar Cost Average a portion of existing accumulation value. Enter transfer details below. Request amounts (%) to be moved to the Guaranteed Interest Account for Dollar Cost Averaging.
[ ] Cancel my Dollar Cost Averaging Arrangement. (All future DCA transfers will be cancelled. Any value remaining in the Guaranteed Interest Account designated for DCA will remain in the Guaranteed Interest Account unless you request a transfer or rebalance).

FROM                                            TO
Account:                           %         Guaranteed Interest Account for Dollar Cost Averaging
Account:                           %
Account:                           %
Account:                           %
Account:                           %
Account:                           %
Account:                           %
Account:                           %

INDEXED DISCLOSURES

(1)S&P 500(R), Standard & Poor's 500(R) index, Standard & Poor's(R), "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)", and "500" are trademarks of Standard & Poor's and have been licensed for use by Minnesota Life Insurance Company ("Minnesota Life"). The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product.

The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the policy or any member of the public regarding the advisability of investing in securities generally or in the policy particularly or the ability of the S&P 500(R) (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to Minnesota Life is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Minnesota Life or the policy. S&P and its third party licensors have no obligation to take the needs of Minnesota Life or the owners of policies into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the policy or the timing of the issuance or sale of the policy or in the determination or calculation of the equation by which the policy is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the policy.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

F78622 Rev 5-2016                                               2 Minnesota Life

ALLOCATION OPTIONS FOR VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS PRODUCTS

[ ] Policy Number (for existing policies)   Insured name     Owner name (if different from insured)   Date            Firm/rep code
[ ] Census Number

             VARIABLE UNIVERSAL LIFE WITH INDEXED OPTIONS PRODUCTS
     This transaction was initiated by: [ ] Policyowner [ ] Representative

C. REBALANCE

I elect to (check all that apply)

(REBALANCES ARE NOT AVAILABLE FROM INDEXED ACCOUNTS)

[ ] One-time rebalance of variable sub-accounts accumulation value (complete 1 below)
[ ] One-time rebalance of variable sub-accounts accumulation value to new premium allocations in Section A
[ ]  Start a systematic rebalance (complete 1, 2,  3, 4 below)
[ ]  Change allocations of a systematic rebalance (complete 1 below)
[ ]  Change the frequency of a systematic rebalance (complete 2, 4 below)
[ ]  Change the systematic rebalance date (complete 2, 3 below)
[ ]  Cancel the systematic rebalance

1. FROM                    TO
ALL ACCUMULATION VALUE     Account:                              %
FROM VARIABLE SUB-ACCOUNTS Account:
AND GUARANTEED INTEREST                                          %
ACCOUNT.                   Account:                              %
                           Account:                              %
                           Account:                              %
                           Account:                              %
                           Account:                              %
                           Account:                              %
                                                        TOTAL 100%

  COMPLETE THE APPROPRIATE SECTIONS BELOW FOR THE REQUESTED TRANSACTION ABOVE

2. START/CHANGE
   [ ] Start on _______ Month _________ Year
   [ ] Change on ________ Month __________ Year

3. DAY
    _________ (options 1-28)

4. FREQUENCY

   [ ] Monthly   [ ] Quarterly   [ ] Semi-Annual  [ ] Annual

D.  TRANSFER

I elect to (check all that apply)

(SYSTEMATIC TRANSFERS ARE NOT AVAILABLE FROM INDEXED ACCOUNTS)

[ ]   One-time transfer of accumulation value (complete 8)
[ ]   Start a systematic transfer (complete 5, 6, 7, 8)
[ ]   Change allocations of a systematic transfer (complete 5, 8)
[ ]   Change the frequency of a systematic transfer (complete 5, 7)
[ ]   Change the systematic transfer date (complete 5, 6)
[ ]   Cancel the systematic transfer (complete 5)

  COMPLETE THE APPROPRIATE SECTIONS BELOW FOR THE REQUESTED TRANSACTION ABOVE

5. START/CHANGE/END

   [ ] Start on _______ Month _________ Year
   [ ] Change on ________ Month __________ Year
   [ ] End on ___________ Month ________ Year

6. DAY

   ___________ (options 1-28)

7. FREQUENCY

   [ ] Monthly   [ ] Quarterly   [ ] Semi-Annual  [ ] Annual

F78622 Rev 5-2016                                               3 Minnesota Life

8. TRANSFER ALLOCATIONS

      . To transfer FROM indexed accounts use the applicable FROM INDEXED ACCOUNTS chart.

            . If moving FROM any indexed accounts both the FROM accounts and TO accounts need to be in whole percentages.

      . To transfer FROM variable sub-accounts and guaranteed interest account use the applicable FROM VARIABLE SUB-ACCOUNTS AND GURANTEED INTEREST ACCOUNT chart.

            . When using dollar amounts FROM accounts and TO accounts must match. Dollar amounts must be in whole dollars.

      . Transfer or Systematic Transfer amounts indicated must all be in % or all in $.

      . Percentages must be in increments of 1%; minimum is 1%. The TO accounts must total 100%.

<CAPTION
FROM INDEXED ACCOUNTS
INDEXED ALLOCATION OPTIONS                                     PERCENTAGE
Index A: S&P 500(R)/1/ 100% Participation                               %
Index B: S&P 500(R)/1/ 140% Participation                               %
Optimizer 1: S&P 500(R)/1/ 100% Participation                           %
Optimizer 2: S&P 500(R)/1/ Participation Rate - Can vary                %
between 50% to 100%. Please review your prospectus.

<CAPTION
TO
ACCOUNT OPTIONS                                                PERCENTAGE
Guaranteed Interest Account
AB VPS Dynamic Asset Allocation                                         %
Franklin Small Cap Value VIP Fund                                       %
Ivy Funds VIP Asset Strategy                                            %
Ivy Funds VIP Pathfinder Moderate-Mgd Vol                               %
MFS(R) VIT II International Value                                       %
Morningstar Aggressive Growth ETF Asset Allocation Portfolio            %
Morningstar Balanced ETF Asset Allocation Portfolio                     %
Morningstar Conservative ETF Asset Allocation Portfolio                 %
Morningstar Growth ETF Asset Allocation Portfolio                       %
Morningstar Income & Growth ETF Asset Allocation Portfolio              %
PIMCO VIT Global Diversified Allocation                                 %
SFT Advantus Bond Fund                                                  %
SFT ADVANTUS DYNAMIC MANAGED VOLATILITY FUND                            %
SFT Advantus Index 400 Mid-Cap Fund                                     %
SFT ADVANTUS INDEX 500 FUND                                             %
SFT ADVANTUS MANAGED VOLATILITY EQUITY FUND                             %
SFT Advantus Real Estate Securities Fund                                %
SFT Ivy Growth Fund                                                     %
SFT Ivy Small Cap Growth Fund                                           %
SFT Pyramis(R) Core Equity Fund                                         %
SFT T. Rowe Price Value Fund                                            %
TOPS(R) Managed Risk Flex ETF Portfolio                                 %
Vanguard(R) VIF International                                           %
Vanguard(R) VIF Small Company Growth                                    %
INDEXED ALLOCATION OPTIONS                                     PERCENTAGE
Index A: S&P 500(R)/1/ 100% Participation                               %
Index B: S&P 500(R)/1/ 140% Participation                               %
Optimizer 1: S&P 500(R)/1/ 100% Participation                           %
Optimizer 2: S&P 500(R)/1/ Participation Rate - Can vary                %
between 50% to 100%. Please review your prospectus.
                                                               TOTAL 100%

F78622 Rev 5-2016                                               4 Minnesota Life

FROM VARIABLE SUB-ACCOUNTS AND GUARANTEED INTEREST ACCOUNT
ACCOUNT OPTIONS                                                PERCENTAGE  DOLLAR AMOUNT
Guaranteed Interest Account                                             %  $
AB VPS Dynamic Asset Allocation                                         %  $
Franklin Small Cap Value VIP Fund                                       %  $
Ivy Funds VIP Asset Strategy                                            %  $
Ivy Funds VIP Pathfinder Moderate-Mgd Vol                               %  $
MFS(R) VIT II International Value                                       %  $
Morningstar Aggressive Growth ETF Asset Allocation Portfolio            %  $
Morningstar Balanced ETF Asset Allocation Portfolio                     %  $
Morningstar Conservative ETF Asset Allocation Portfolio                 %  $
Morningstar Growth ETF Asset Allocation Portfolio                       %  $
Morningstar Income & Growth ETF Asset Allocation Portfolio              %  $
PIMCO VIT Global Diversified Allocation                                 %  $
SFT Advantus Bond Fund                                                  %  $
SFT Advantus Dynamic Managed Volatility Fund                            %  $
SFT Advantus Index 400 Mid-Cap Fund                                     %  $
SFT ADVANTUS INDEX 500 FUND                                             %  $
SFT ADVANTUS MANAGED VOLATILITY EQUITY FUND                             %  $
SFT Advantus Real Estate Securities Fund                                %  $
SFT Ivy Growth Fund                                                     %  $
SFT Ivy Small Cap Growth Fund                                           %  $
SFT Pyramis(R) Core Equity Fund                                         %  $
SFT T. Rowe Price Value Fund                                            %  $
TOPS(R) Managed Risk Flex ETF Portfolio                                 %  $
Vanguard(R) VIF International                                           %  $
Vanguard(R) VIF Small Company Growth                                    %  $

F78622 Rev 5-2016                                               5 Minnesota Life

TO
ACCOUNT OPTIONS                                                PERCENTAGE  DOLLAR AMOUNT
Guaranteed Interest Account                                             %  $
AB VPS Dynamic Asset Allocation                                         %  $
Franklin Small Cap Value VIP Fund                                       %  $
Ivy Funds VIP Asset Strategy                                            %  $
Ivy Funds VIP Pathfinder Moderate-Mgd Vol                               %  $
MFS(R) VIT II International Value                                       %  $
Morningstar Aggressive Growth ETF Asset Allocation Portfolio            %  $
Morningstar Balanced ETF Asset Allocation Portfolio                     %  $
Morningstar Conservative ETF Asset Allocation Portfolio                 %
Morningstar Growth ETF Asset Allocation Portfolio                       %
Morningstar Income & Growth ETF Asset Allocation Portfolio              %  $
PIMCO VIT Global Diversified Allocation                                 %  $
SFT Advantus Bond Fund                                                  %  $
SFT Advantus Dynamic Managed Volatility Fund                            %  $
SFT Advantus Index 400 Mid-Cap Fund                                     %  $
SFT ADVANTUS INDEX 500 FUND                                             %  $
SFT ADVANTUS MANAGED VOLATILITY EQUITY FUND                             %  $
SFT Advantus Real Estate Securities Fund                                %  $
SFT Ivy Growth Fund                                                     %  $
SFT Ivy Small Cap Growth Fund                                           %  $
SFT Pyramis(R) Core Equity Fund                                         %  $
SFT T. Rowe Price Value Fund                                            %  $
TOPS(R) Managed Risk Flex ETF Portfolio                                 %  $
Vanguard(R) VIF International                                           %  $
Vanguard(R) VIF Small Company Growth                                    %  $

<CAPTION
INDEXED ALLOCATION OPTIONS                                     PERCENTAGE  DOLLAR AMOUNT
Index A: S&P 500(R)/1/ 100% Participation                               %  $
Index B: S&P 500(R)/1/ 140% Participation                               %  $
Optimizer 1: S&P 500(R)/1/ 100% Participation                           %  $
Optimizer 2: S&P 500(R)/1/ 100% Participation Rate - Can vary           %  $
between 50% to 100%. Please review your prospectus.
                                                               TOTAL 100%

F78622 Rev 5-2016                                               6 Minnesota Life